UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-26582 (Commission File Number)	94-1358276 (IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

SIGNATURES
PRESS RELEASE DATED APRIL 5, 2004

ITEM 5.	Other Events and Required FD Disclosure.

     On April 5, 2004, World Airways, Inc., a Delaware corporation (the “Registrant”), announced that the Registrant has signed a new cargo contract (the "Contract") with China Airlines. Under the ACMI (Aircraft, Crew, Maintenance and Insurance) wet lease agreement, the Registrant stated that the Contract should generate a minimum of $19.0 million over its one-year term. A copy of the press release issued by the Registrant on April 5, 2004 is attached hereto as Exhibit 99.1 and is incorporated into this Item 5 of this Current Report on Form 8-K as if fully set forth herein.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Document
99.1	Press Release of World Airways, Inc. issued April 5, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc. (Registrant)

Date: April 7, 2004	By:	/s/ Gilberto M. Duarte, Jr.

Gilberto M. Duarte, Jr.
Chief Financial Officer